EXHIBIT 32.1

SECTION 906 CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER OF

ROYAL BAKERY HOLDINGS, INC.

In connection with the accompanying Quarterly Report on Form 10-Q of Royal Bakery Holdings, Inc. for the quarter ended March 31, 2015, the undersigned, Tommy Cheung, Chairman and Chief Executive Officer of Royal Bakery Holdings, Inc., does hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) such Quarterly Report on Form 10-Q for the quarter ended March 31, 2015 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2) the information contained in such Quarterly Report on Form 10-Q for the quarter ended March 31, 2015 fairly presents, in all material respects, the financial condition and results of operations of Royal Bakery Holdings, Inc.

Date: May 20, 2015	By:	/s/ Tommy Cheung
Tommy Cheung Chairman and Chief Executive Officer
(principal executive officer)